Exhibit 99

JOINT FILER INFORMATION



Name:		Wellington Global Holdings, Ltd.


Address:	c/o Wellington Management Company, LLP
		75 State Street
		Boston, MA  02109

Designated Filer:  J. Caird Investors (Bermuda) L.P.


Issuer and Ticker Symbol: New Frontier Energy, Inc. (NFEI)


Date:	November 7, 2005


Signature:


		By:_/s/                                              _
	Name:  Sara Lou Sherman
	Title:	Vice President